STOCK REDEMPTION AGREEMENT

         THIS STOCK REDEMPTION AGREEMENT (the "Agreement"), dated April 4, 2000, is entered into by and between PRE-CELL SOLUTIONS, INC, a Colorado corporation ("Pre-Cell") and THOMAS E. BIDDIX ("Biddix").

                                   WITNESSETH:

         WHEREAS, Pre-Cell has 45,000,000 shares of common stock, par value $.01 per share authorized for issuance (the "Common Stock"); and

         WHEREAS, Pre-Cell currently has 35,268,355 shares of Common Stock issued and outstanding; and

         WHEREAS, Biddix owns 25,485,353 shares of Pre-Cell's Common Stock; and

         WHEREAS, Pre-Cell desires to consummate two merger transactions (the "Mergers") pursuant to which it will issue 24,639,468 shares of its Common Stock; and

         WHEREAS, Pre-Cell cannot issue the shares in the Mergers and thus consummate the Merger transactions without either (i)the Pre-Cell shareholders' approval to increase the number of authorized but unissued shares of Common Stock or (ii) redemption of shares by the Pre-Cell shareholders; and

         WHEREAS, Biddix believes that the value of his Pre-Cell Common Stock will be enhanced by the consummation of the Mergers and, therefore, desires to redeem 21,519,818 shares of his Pre- Cell Common Stock to the Company to ensure that Pre-Cell can consummate the Merger, all as more particularly provided herein.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

         1. Redemption of Shares. On the "Closing Date" as hereinafter defined, Biddix shall redeem, and Pre-Cell shall accept from Biddix, all of Biddix's right, title and interest in and to 21,519,818 shares of Pre-Cell Common Stock (the "Redeemed Shares").

         2. Consideration. Biddix acknowledges and agrees that the consummation of the Mergers and the enhanced value of his remaining shares of Pre-Cell Common Stock after the consummation of the Mergers constitutes good and valid consideration, notwithstanding there being no monetary consideration being delivered to him at the Closing.

         3. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place simultaneously with the execution of this Agreement and immediately prior to the consummation of the Mergers (the "Closing Date").

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         4.  Procedures at the Closing.  At the Closing,  the parties shall take the following actions:

                  A. Biddix shall deliver to Pre-Cell a stock certificate representing the 25,485,353 Pre-Cell Shares duly endorsed or accompanied by a duly executed stock power;

                  B. Pre-Cell shall deliver to Biddix a stock certificate representing 3,965,535 shares of Pre-Cell Common Stock. The stock certificate shall be legended as follows:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
                  ("ACT") OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

         5. Biddix  Representations.  Biddix represents and warrants that he has
(i) been given access to full and complete information regarding Pre-Cell, the transactions contemplated by this Agreement and the Mergers and that he has utilized such access to his satisfaction for the purpose of obtaining the information necessary to evaluate the merits of this transaction; (ii) either met with or been given reasonable opportunity to meet with officers of Pre-Cell for the purpose of asking questions of, and receiving answers from, such officers concerning the terms and conditions of this transaction, the Mergers and the business and operations of Pre-Cell and the entities with which Pre-Cell or its affiliates intends to merge and to obtain any additional information, to the extent reasonably available; and (iii) received all information and material regarding the Company, the target companies and this transaction that he has requested.

         6. Release. In consideration of the mutual premises contained herein, and other good and valuable consideration, the receipt and sufficiency are hereby acknowledged, Biddix and each of his heirs, executors, administrators, successors, personal representatives and assigns do hereby waive, release, remise, acquit, satisfy and forever discharge Pre-Cell and any and all affiliates or related corporations and their shareholders, parents, subsidiaries, affiliates, successors or assigns, and their attorneys, officers, shareholders, directors, agents and employees, past, present or future, and their heirs, executors, administrators, successors, personal representatives or assigns (hereafter collectively referred to as, the "Pre-Cell Second Party"), of and from any claim and all manner of action and actions, cause and causes of action, suits, debts, obligations, liabilities, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies,

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agreements,  promises, variances,  trespasses,  damages, judgments,  executions, claims for negligence, damages and demands whatsoever which Biddix ever had, now has, or which Biddix or his heirs, executors, administrators, successors, personal representatives or assigns hereafter can, shall or may have against Pre-Cell or any Pre-Cell Second Party, known, unknown, foreseen or unforeseen from the beginning of the world to the date of this letter agreement relating in any way to the transactions contemplated by this Agreement.

         7.       Indemnification.

                  (a) The Company agrees to indemnify and hold Biddix harmless from and against any and all claims, liabilities, losses, damages, costs and expenses, including reasonable counsel fees and disbursements (singularly, a "Loss," and collectively, the "Losses"), arising out of or relating to actions or claims brought against Biddix in connection with the transactions contemplated by this Agreement.

                  (b) Biddix agrees to indemnify and hold harmless Pre-Cell, any Affiliate of Pre-Cell and the directors, officers and employees of Pre-Cell or any of its Affiliates from and against any Losses, arising out of or relating to actions or claims brought against Pre-Cell in connection with the transactions contemplated by this Agreement.

         8 Attorneys' Fees. The prevailing party in any action brought by any of the parties seeking to enforce its rights under this Agreement shall be entitled to recover from the non- prevailing party its reasonable attorneys' fees and costs.

         9. Covenants. Each of the parties agrees to cooperate with the other and execute and deliver to the other such other instruments and documents and take such other actions as may be reasonably requested from time to time by the other parties hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

         10. Notices. Any Notices, reports, demands, required or permitted under this Agreement shall be in writing and shall be delivered by hand delivery, by facsimile or by a nationally recognized overnight delivery service (i.e., Federal Express), addressed as follows:

         If to Biddix:              688 Carriage Hill Road
                                    Melbourne, Florida 32940

         If to Pre-Cell             Pre-Cell Solutions, Inc.
                                    385 East Drive
                                    Melbourne, Florida 32904

         11. Assignment. This Agreement may not be assigned by any of the parties hereto without the prior written consent of the other party, which consent shall not be unreasonably withheld.

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         12  Counterparts.  This  Agreement  may be  executed  in  one  or  more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         13. Amendments. This Agreement can be amended only by an instrument in writing duly executed by the parties hereto.

         14. Waiver. No waiver of any provisions of this Agreement shall be effective unless it is in writing signed by the party against whom waiver is asserted, and any waiver provisions of this Agreement shall only be applicable to the specific instance to which it is related and shall not be deemed to be a continuing waiver.

         15. Captions and Headings. Captions and paragraph headings contained in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of any of the provisions hereof.

         16. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives, successors in interest and permitted assigns.

         17. Governing Law. This Agreement shall be construed under and governed by the laws of the State of Florida without regard to conflict of law principles.

         18. Survival. All of the obligations of the parties contained in this Agreement which, by their nature, are intended to survive the Closing of the transactions contemplated hereby, shall survive the Closing.

                            [Signature on next page]

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         IN WITNESS WHEREOF,  the parties have executed this Agreement as of the date and year first above written.

                                             PRE-CELL SOLUTIONS, INC.



                                             By: /s/ Timothy F. McWilliams
                                                 -------------------------
                                                 Timothy F. McWilliams
                                                 Chief Operating Officer

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